Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 20, 2014 relating to the consolidated financial statements, financial statement schedule listed under Item 15(a)(2) and the effectiveness of internal control over financial reporting, which appears in IMAX Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts”.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario

February 21, 2014